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Exhibit 10.12
             AGREEMENT AND ADOPTION OF SUBORDINATION AGREEMENT


  THIS AGREEMENT AND ADOPTION OF SUBORDINATION AGREEMENT (this "Agreement"), dated as of December 1, 1995, is executed by CompTeam Inc., a Delaware corporation ("CompTeam"), in favor of the Administrative Lender and the Lenders (each as defined in the Credit Agreement referred to below).


                                 BACKGROUND


24. CompUSA Inc., a Delaware corporation ("Company"), the Administrative Lender and the Lenders have entered into a Credit Agreement, dated as of June 16, 1995 (said Credit Agreement, as amended or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein shall have the meanings specified in the Credit Agreement.

  25.    CompFinance Inc., a Delaware corporation ("CompFinance"),
CompService
Inc., a Delaware corporation ("CompService") (CompFinance and CompService being collectively the "Existing Subordinate Creditors"), and the Administrative Lender for the Lenders entered into that certain Subordination Agreement, dated as June 16, 1995 (the "Subordination Agreement").

  26. On December 1, 1995, the Company formed CompTeam, a wholly-owned Subsidiary of the Company.

  27. Section 7.3(d) of the Credit Agreement requires that CompTeam immediately become a party to the Subordination Agreement.

  28. The Board of Directors of CompTeam has determined that the Advances made and to be made to the Company under the Credit Agreement may reasonably be expected to benefit, directly or indirectly, CompTeam.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained hereinafter and contained in the Credit Agreement and the other Loan
Documents, the parties hereto agree as follows:

  29. Agreement. CompTeam hereby unconditionally agrees to be a Subordinate Creditor under the Subordination Agreement, and agrees to be bound by the Subordination Agreement and to undertake the duties, liabilities and obligations of a Subordinate Creditor under the Subordination Agreement to the same extent as if originally named therein as a Subordinate Creditor.

  30. Representations and Warranties. By its execution and delivery hereof, CompTeam represents and warrants to the Lenders as follows:

    (a) The execution, delivery and performance by CompTeam of this Agreement and each other document and instrument to be delivered hereunder:

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         (i)  are within CompTeam's corporate power;

         (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of shareholders required;

         (iii) will not (A) contravene its Certificate of Incorporation or bylaws, or (B) conflict with or result in a breach of, or constitute a default under, or result in or permit the termination or acceleration of, any agreement or other contractual obligation of CompTeam;

         (iv) do not require the consent, authorization by, or approval of, or notice to, or filing or registration with, any governmental authority or any other Person, other than those which have been obtained and copies of which have been delivered to the Administrative Lender, each of which is in full force and effect.

    (b)  This Agreement has been duly executed and delivered by CompTeam.

    (c) This Agreement is the legal, valid and binding obligation of CompTeam, enforceable against CompTeam in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

  31. Conditions of Effectiveness. This Agreement shall be effective as of the date first above written, subject to the following:

    (a) The Administrative Lender shall have received counterparts of this Agreement executed by CompTeam and acknowledged by the Existing Subordinate Creditors;

    (b) The Administrative Lender shall have received an Officer's Certificate of CompTeam, containing (i) the Certificate of Incorporation of CompTeam, (ii) bylaws of CompTeam, (iii) certified corporate resolutions of the Board of Directors of CompTeam authorizing CompTeam to enter into this Agreement and the documents, transactions and matters contemplated hereby, and (iv) the names and true signatures of the officers of CompTeam authorized to execute and deliver this Agreement on behalf of CompTeam.

    (c) The Administrative Lender shall have received an executed copy of the Agreement and Adoption of Subsidiary Guaranty executed by all parties
  thereto.

  32.    Reference to the Subordination Agreement.

    (a) Upon the effectiveness of this Agreement, each reference in the Subordination Agreement to this "Subordination Agreement", "hereunder", or words of like import shall mean and be a reference to the Subordination Agreement, as affected hereby.

    (b) The Subordination Agreement, as affected hereby, shall remain in full fore and effect and is hereby ratified and confirmed.


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  33.    Costs, Expenses and Taxes.  CompTeam agrees to pay on demand all reasonable costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto).

  34. Execution In Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

  35. Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

  36. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.





                 REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


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  IN WITNESS WHEREOF, CompTeam has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                  COMPTEAM INC.


                                  By:  /s/ Mark R. Walker
                                       ----------------------------
                                       Name: Mark R. Walker
                                       Title: V.P. & Secretary
Address for CompTeam Inc.:

c/o CompUSA Inc.
14951 North Dallas Parkway
Dallas, Texas 75240
Attention:    Robert L. Silmon
    Vice President-Finance and Planning


The undersigned Existing Subordinate Creditors hereby acknowledge this Agreement and confirm that their obligations in respect of the Subordination
Agreement remain in full force and effect:

COMPFINANCE INC.


By: /s/ Joan Dobrzynski
    ----------------------------
  Name: Joan Dobrzynski
  Title: President


COMPSERVICE INC.


By: /s/ Joan Dobrzynski
    ----------------------------
  Name: Joan Dobrzynski
  Title: President


CONSENTED AND AGREED TO:

COMPUSA INC.


By: /s/ James E. Skinner
   -------------------------------
  Name: James E. Skinner
  Title: Executive Vice President